EXHIBIT 21

                   SUBSIDIARIES OF THE REGISTRANT


[S]                                     [C]             [C]         [C]

                                                                Percentage
                                                                 of voting
                                                                securities
                                      Incorporated                owned by
                                       under the                 immediate
Name                                    laws of        Parent      parent
-----                                 ------------     ------   ----------

CompuDyne Corporation *               Nevada          Registrant     100%
SYSCO Security Systems, Inc.*         Nevada        CompuDyne Corp.  100%
CompuDyne Corp. of Maryland *         Maryland      CompuDyne Corp.  100%
Quanta Systems Corporation *          Connecticut   CompuDyne Corp.  100%
CompuDyne, Inc.**                     Delaware      CompuDyne Corp.  100%
CorrLogic, Inc. *                     Colorado      CompuDyne Corp.  100%
Norment Security Group, Inc. *        Delaware      CompuDyne Corp.  100%
Norshield Corporation  *              Alabama       CompuDyne Corp.  100%
Norment Industries S.A. (Pty) Ltd.    South Africa    Norment        100%
Fiber SenSys, Inc. *                  Oregon        CompuDyne Corp.  100%

                                   ___________________


   Note: * All subsidiaries of the Registrant as of December 31, 2000, are included in the consolidated financial statements of the Registrant.
         **  CompuDyne, Inc. filed for petition in bankruptcy on December
             31, 1991.